Exhibit 32.2

CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SEEDO CORP. (the “Company”) on 10-K for the period ended December 31, 2020, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Gadi Levin, Chief Financial Officer (Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, that, to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 17, 2021	By:	/s/ Gadi Levin
Gadi Levin
Chief Financial Officer (Principal Financial Officer)